
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE BALANCE
SHEET AS OF JUNE 30, 1997 AND STATEMENTS OF OPERATIONS FOR THE PERIODS JULY 1,
1996 TO FEBRUARY 1, 1997  AND FEBRUARY 2, 1997 TO JUNE 30, 1997 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000


<PERIOD-TYPE>                   YEAR                               OTHER                        OTHER
<FISCAL-YEAR-END>                          JUN-30-1997<F1>         JUN-30-1997                  FEB-1-1997
<PERIOD-END>                               JUN-30-1997             JUN-30-1997<F2>              FEB-1-1997<F3>
<CASH>                                             460                       0                       0
<SECURITIES>                                         0                       0                       0
<RECEIVABLES>                                      511                       0                       0
<ALLOWANCES>                                     (245)                       0                       0
<INVENTORY>                                        682                       0                       0
<CURRENT-ASSETS>                                 1,517                       0                       0
<PP&E>                                           3,118                       0                       0
<DEPRECIATION>                                 (1,421)                       0                       0
<TOTAL-ASSETS>                                   3,442                       0                       0
<CURRENT-LIABILITIES>                            6,180                       0                       0
<BONDS>                                              0                       0                       0
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                           147                       0                       0
<OTHER-SE>                                     (2,885)                       0                       0
<TOTAL-LIABILITY-AND-EQUITY>                     3,442                       0                       0
<SALES>                                              0                     648                   1,252
<TOTAL-REVENUES>                                     0                     756                   1,331
<CGS>                                                0                     372                   1,030
<TOTAL-COSTS>                                        0                     372                     372
<OTHER-EXPENSES>                                     0                   3,663                   7,726
<LOSS-PROVISION>                                     0                  37,835                       0
<INTEREST-EXPENSE>                                   0                     105                     196
<INCOME-PRETAX>                                      0                (41,219)                (13,965)
<INCOME-TAX>                                         0                       0                       0
<INCOME-CONTINUING>                                  0                (40,238)                (13,965)
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                     981                  16,819
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                         0                (40,238)                (13,965)
<EPS-PRIMARY>                                        0                  (2.74)                       0
<EPS-DILUTED>                                        0                  (2.74)                       0

<F1>As of February 2, 1997, the Effective Date, the Company adopted Fresh-Start reporting in accordance with AICPA Statement of Position 90-7. In connection with the adoption of Fresh-Start reporting, a new entity has been deemed created for financial reporting purposes. The period presented prior to the Effective Date has been designated "Predecessor
Company" and the period subsequent to the Effective Date has been designated "Successor Company". Accordingly, revenue and expense amounts shown on the Financial Data Schedule are for the appropriate periods.
<F2>Successor Company for the period February 2, 1997 to June 30, 1997.
<F3>Predecessor Company for the period July 1, 1996 to February 1, 1997.


